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                                                                   Exhibit 5.2

                            CalEnergy Company, Inc.
                       302 South 36th Street, Suite 400
                             Omaha, Nebraska 68131
                           Telephone: (402) 341-4500
                           Facsimile (402) 231-1598

                                                             September 18, 1997

CalEnergy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska 68131

CalEnergy Capital Trust IV
CalEnergy Capital Trust V
CalEnergy Capital Trust VI
c/o CalEnergy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska 68131

Re:      CalEnergy Company, Inc.
         CalEnergy Capital Trust IV
         CalEnergy Capital Trust V
         CalEnergy Capital Trust VI
         Registration Statement on Form S-3

Ladies and Gentlemen:

I am the Senior Vice President and General Counsel of CalEnergy Company, Inc., a Delaware corporation (the "Company"). This opinion is being furnished in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, for the registration of the sale by the Company from time to time of up to $1,500,000,000 aggregate principal amount of (i) senior debt securities, subordinated debt securities and convertible junior subordinated debt securities (the "Convertible Junior Subordinated Debentures") (collectively, the "Debt Securities"), (ii) preferred stock, no par value (the "Preferred Stock"), of the Company, (iii) common stock, par value $0.0675 per share (the "Common Stock"), of the Company and (iv) convertible preferred securities (the "Convertible Preferred Securities") of CalEnergy Capital Trust IV, CalEnergy Capital Trust V and CalEnergy Capital Trust VI, each a statutory business trust created under the Business Trust Act of the State of Delaware (each, a "Trust" and, collectively, the "Trusts") and (v) guarantees of the Convertible Preferred Securities by the Company (the "Guarantees"). The senior Debt Securities are to be issued pursuant to an Indenture (the "Senior Debt Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "Subordinated Debt Indenture") between the Company and The Bank of New York, as trustee. The Convertible Junior Subordinated Debentures are to be issued pursuant to an Indenture (the " Convertible Junior Subordinated Debt Indenture") between the Company and The Bank


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         CalEnergy Company, Inc.
         CalEnergy Capital Trust IV
         CalEnergy Capital Trust V
         CalEnergy Capital Trust VI
         September 18, 1997
         Page 2

of New York, as trustee. The Senior Debt Indenture, the Subordinated Debt Indenture and the Convertible Junior Subordinated Debt Indenture are referred to herein collectively as the "Indentures".

The Convertible Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration") among the Company, as sponsor, The Bank of New York (Delaware), as Delaware trustee, The Bank of New York, as property trustee, and certain individuals who shall be named therein as the initial regular trustees. Upon issuance, the Convertible Preferred Securities will be guaranteed by the Company as to the payment of distributions and will be guaranteed as to payments on liquidation, redemption and otherwise pursuant to the Guarantees between the Company and The Bank of New York, as trustee. The proceeds from the sale by the applicable Trust of the Convertible Preferred Securities will be invested in Convertible Junior Subordinated Debentures, which will be issued pursuant to the Convertible Junior Subordinated Debt Indenture.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the form of the Declaration filed as an exhibit to the Registration Statement; (iii) the form of the Common Stock certificate filed as an exhibit to the Registration Statement and a specimen certificate thereof; (iv) the Restated Certificate of Incorporation of the Company as currently in effect; (v) the By-laws of the Company as currently in effect;
(vi) the form of the Guarantee filed as an exhibit to the Registration Statement; (vii) the form of Convertible Preferred Securities filed as an exhibit to the Registration Statement and a specimen certificate thereof;
(viii) the form of the Convertible Junior Subordinated Debentures filed as an exhibit to the Registration Statement and a specimen certificate thereof; and
(ix) the forms of the Indentures.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents, I have assumed that such parties other than the Company or the relevant Trust shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties and have also assumed that upon the execution and delivery by such parties of such documents that


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         CalEnergy Company, Inc.
         CalEnergy Capital Trust IV
         CalEnergy Capital Trust V
         CalEnergy Capital Trust VI
         September 18, 1997
         Page 3

such documents shall constitute valid and binding obligations of such parties. In addition, I have assumed that the shares of Common Stock to be issued under the Registration Statement, including upon conversion of the Debt Securities, the Preferred Stock or the Convertible Preferred Securities, will be in the form reviewed by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trusts and others.

The opinions expressed herein are limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other country, state or jurisdiction.

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock, when issued under the Registration Statement, including upon conversion of the Debt Securities, the Preferred Stock or the Convertible Preferred Securities, shall be duly authorized and, where applicable, reserved for issuance upon conversion and, when certificates representing the Common Stock in the form of the specimen certificate examined by me have been signed by an authorized officer of the transfer agent and registrar for the Common Stock and are issued under the Registration Statement, including upon conversion of the Debt Securities, the Preferred Stock or the Convertible Preferred Securities, such shares of Common Stock will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement, and in the related Prospectus and any supplement thereto. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,


/s/ Steven A. McArthur

Steven A. McArthur
Senior Vice President
and General Counsel